Exhibit 10.34

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Release (“Agreement”) is made and entered into by and among Tara Minerals Corp. (“TARM”), American Metal Mining, S.A. de C.V. (“AMM”)(TARM and AMM shall be collectively referred to as “Tara”), Jeffrey Holt (“Holt”), Tom Claridge (“Claridge”), Steve Eady (“Eady”) (Holt, Claridge, and Eady shall be collectively referred to as the “Individual Defendants”), Carnegie Mining and Exploration, Inc. (“CMEI”), CME Operations, LLC (“CME”)(CMEI and CME shall be collectively referred to as “Carnegie”), Harsco Corporation (“Harsco”), and Pittsburgh Mineral & Environmental Technology, Inc. (“PMET”).  Each of the parties to this Agreement may be referred to individually as a “Party,” and collectively as the “Parties.”

Whereas, Tara and CMEI entered into an Option Agreement dated August 8, 2011 (the “Option Agreement”).

WHEREAS, on November 10, 2011, TARM filed a Complaint against CMEI in the United States District Court for the District of Nevada known as Case No. 2:11-cv-01816 (the “Nevada Action”).

Whereas, on January 31, 2012, Carnegie filed a First Amended Complaint against the Individual Defendants and TARM in the United States District Court for the Northern District of Texas known as Civil Action No. 3:11-cv-03540 (the “Texas Action”).

Whereas, on August 3, 2012, in response to the Nevada Action, CMEI filed a Counterclaim against TARM and a Third Party Complaint against AMM, Harsco, and PMET (the “CMEI Counterclaim and Third Party Complaint”).

Whereas, on August 21, 2012, the United States District Court for the District of Nevada consolidated the Nevada Action and CMEI Counterclaim and Third Party Complaint with the Texas Action under the base file of the Nevada Action.

Whereas, on September 7, 2012, in response to the Texas Action, TARM filed a Counterclaim against CMEI (the “TARM Counterclaim”).

Whereas, on September 7, 2012, in response to the Texas Action, the Individual Defendants filed Counterclaims against CMEI (the “Individual Defendants’ Counterclaims”).

Whereas, the Nevada Action, the Texas Action, the CMEI Counterclaim and Third Party Complaint, the TARM Counterclaim, and the Individual Defendants’ Counterclaims shall be collectively referred to as the “Litigation.”

WHEREAS, the Parties wish to resolve their differences and bring an end to the Litigation; and

WHEREAS, each Party understands and agrees that this Agreement is a compromise and settlement of disputed claims and that this Agreement is not to be construed as an admission of liability by any Party.

NOW, THEREFORE, with the intent and purpose of satisfying and settling all claims between the Parties, and in consideration of the promises contained in this Agreement, the Parties agree as follows:

1.                                       Execution of Agreement, AMM Transfer Agreement Conveying all of Tara’s Legal and Equitable Interests, including all Concession Mining Rights, in Champinon “As Is.” In consideration of the releases contained herein and other good and valuable consideration provided by this Agreement, TARM will authorize AMM to enter into a transfer agreement (“Transfer Agreement”) to convey and legally assign all concession mining rights and all related work product, documentation, all contracts, including, but not limited to contracts involving surface rights and rights of way, intellectual property, improvements, mined and un-mined ore, and on-site equipment, except for the weight scale (the “Champinon Information”) in the real property described by the Mexico Secretaria de Economia Titulo de Concesion Minera de Exploracion Numero 214549 (“Champinon”) to the Plathio Trading Mexico, SA de CV, Carnegie’s Mexico subsidiary (“Carnegie Mexico”).  In further consideration of the releases contained herein and other good and valuable consideration provided by this Agreement, Tara and AMM will be responsible to do the following:

a.      Forward to Carnegie a receipt from the Registro Publico de Mineria (RPM), showing that the Corporation Kedah/AMM assignment and purchase contract, executed 21 May 2012 and attached hereto as Exhibit A, is duly filed for registration with the RPM (the “Receipt”), and that all other related contracts described in Exhibit A that require RPM registration have been duly filed for registration with the RPM (“Effective Registration”). Notwithstanding the foregoing, the parties recognize that proof of Effective Registration from the RPM may take several months.  Accordingly, Tara agrees that following complete execution of this Agreement, Tara will take all reasonable steps necessary to ensure Effective Registration is accomplished.

b.      Forward to Carnegie a document showing the written consent (the “Consent”) of Corporation Kedah to transfer the 21 May 2012 contract from AMM to another entity has not been withdrawn, is currently in effect in accordance with its terms and that Corporation Kedah is duly filed for registration with the RPM;

c.      Enter into and execute a Transfer Agreement with Carnegie Mexico as deemed acceptable by Tara and Carnegie and take all reasonable steps necessary to ensure the actual transfer of the Champinon Information in good standing.

The purpose of the Transfer Agreement will be to convey from AMM to Carnegie Mexico, “AS IS,” all of Tara’s legal and equitable interests and mining rights in Champinon and the Champinon Information.  The Transfer Agreement will comply with and be governed by Mexican law and will be in Spanish with a copy in English.  Tara represents to Carnegie that, to the best of its knowledge, there are no other undisclosed encumbrances, claims or obligations against Champinon and the Kedah/AMM assignment and purchase agreement is in good standing.  Upon execution of this Agreement, Tara shall release and forward to Carnegie the Champinon Information with the understanding that Carnegie shall not rely on such information and Tara does not warrant the accuracy of such information.

2.                                       Transfer Obligations.  Carnegie recognizes that TARM’s and AMM’s transfer obligation with respect to Champinon in Section 1 ends upon the fulfillment of all terms and conditions outlined within Section 1 above. Thereafter, Carnegie is solely responsible for all regulatory, filing and any other requirements necessary to keep Champinon, and related agreements, including ongoing obligations under the Transfer Agreement, in good standing, provided that the stock share conveyance below has been completed.

3.           Carnegie Recognition of Boundary Line and Survey Issue with Champinon. Carnegie expressly acknowledges its understanding and agreement that the “AS IS” nature of Champinon includes, among other things, a boundary line and survey issue which will likely result in the hectares of Champinon being reduced as per Exhibit B.  Carnegie expressly agrees and acknowledges that the boundary line and survey issue will not be resolved as of the complete execution of this Agreement and that the Transfer Agreement will be for the boundary line adjusted Champinon.  Tara agrees that the boundary line and survey issue will not materially affect Carnegie’s ability to mine the assets of Champinon, and further agrees to not proceed with any partition of the current Champinon boundary as recorded with the Secretary of the Economy until such time as the Champinon mine has received its Padron Sectorial from the Secretary of the Economy or the last payment has been verified as specified in Exhibit A.

4.                                       Restricted Shares in TARM. In consideration of the releases contained herein and other good and valuable consideration provided by this Agreement, TARM agrees to convey to Carnegie, or its assignee, five hundred thousand (500,000) restricted shares of its common stock (the “Restricted Shares”) within ten (10) business days after complete execution of this Agreement (the “Conveyance Date”).   The certificates representing the Restricted Shares shall bear a restrictive legend substantially in the form attached as Exhibit C.  TARM and Carnegie agree that the Restricted Shares may not be sold until the earlier of: 1) TARM common stock having traded at a minimum price of $1.00 per share; or 2) two (2) years from the complete execution of this Agreement.  Subject to the foregoing, Carnegie shall have the right to transfer or assign these shares upon receipt of opinion of counsel reasonably satisfactory to the company that the Restricted Shares may be transferred pursuant to an exemption from registration under the Securities Act of 1933, as amended or an effective registration statement.

5.                                       Stipulation and Dismissal with Prejudice. The Parties agree that within five (5) days of complete execution of this Agreement, execution of the Transfer Agreement, conveyance of the Restricted Shares to Carnegie, and Tara forwarding Carnegie the Receipt, the parties shall submit to the Court a Stipulation and Dismissal with Prejudice of the Litigation.

6.                                       Carnegie Acknowledgement of No Rights under the Option Agreement. Carnegie expressly acknowledges and agrees that upon complete execution of this Agreement, execution of the Transfer Agreement, conveyance of the Restricted Shares to Carnegie, and Tara forwarding Carnegie the Receipt, Carnegie will have no further claims or rights under the Option Agreement.

7.                                       Further Actions Necessary to Dismiss.  The Parties agree to take any further action reasonably necessary to accomplish the transfer of the interests and stock shares contemplated herein, whether before or after the closing this agreement, and dismissal of all claims against the Parties with prejudice.

8.                                       Releases.  The Parties, for themselves, and where applicable, each of their current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates, forever release and discharge all other Parties, and where applicable, each of their current and former directors, officers, shareholders, partners, principals, agents, employees, attorneys, and accountants, and any predecessors-in-interest, successors-in-interest, assigns, subsidiaries, divisions or affiliates, from all disputes, claims, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorney’s fees, losses, liabilities and demands of whatever kind and character (collectively, “Claims”) which now exist, or may exist or have existed, from the beginning of time to the date this Agreement is fully executed, subject to each parties’ fulfillment of their obligations herein.  This includes all Claims whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, potential or actual, including but not limited to all Claims alleged, or that could have been alleged, or that could be alleged, in the Litigation, and all Claims relating to or arising out of any local, state, federal, or foreign statute, ordinance, regulation, order, or common law.  This release does not include breach of this Agreement.

9.                                       Waiver of Fees and Costs.  Each of the Parties shall pay all of its own legal fees, costs, and any other expenses incurred or to be incurred in connection with the Litigation.

10.                                     Authority to Settle.  Each of the Parties represents and warrants that it has the power, right and authority to enter into this Agreement.

11.                                     Binding on Successors in Interest.  The Parties agree that this Agreement shall be binding upon the Parties, and, as applicable, upon their heirs, executors, administrators, dependents, predecessors, successors, subsidiaries, divisions, parents, alter egos, affiliated corporations and related entities, and their past or present officers, directors, partners, employees, attorneys, assigns, agents, representatives, and any or all of them.

12.                                     No Assignment.  Each Party warrants and represents that it owns and controls each of the claims, causes of action, or other matters that are released by this Agreement and that it has not assigned or transferred to any other person any of the claims, causes of action, or other matters that are released by this Agreement.

13.                                     Entire Agreement.  This Agreement contains the entire agreement and understanding concerning the subject matter of the Agreement between the Parties, and supersedes and replaces all prior negotiations and proposed settlement agreements, written or oral.  Each of the Parties to this Agreement acknowledges that no other Party to this Agreement, nor any agent or attorney of any such Party, has made any promise, representation or warranty, express or implied, not contained in this Agreement to induce any Party to execute this Agreement.  The Parties further acknowledge that they are not executing this Agreement in reliance upon any promise, representation or warranty not contained in this Agreement.

14.                                     Advice of Counsel.  Each Party represents that he, she, or it has: i) been adequately represented, or has had the opportunity to be represented, by independent legal counsel of its own choice, throughout all of the negotiations that preceded the execution of this Agreement; ii) executed this Agreement with the consent and upon the competent advice of such counsel, or that it has had the opportunity to seek such consent and advice; iii) read this Agreement, and understands and assents to all the terms and conditions contained in this Agreement without any reservations; and iv) had, or has had the opportunity to have had, the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, or which could have been asked of them, with regard to the meaning of any of the provisions of this Agreement.

15.                                     No Admissions or Disparagement.  By entering into this Agreement, no Party intends to make, nor shall be deemed to have made, any admission of any kind.  The Parties agree that they are entering into this Agreement solely for the purpose of avoiding the costs of further litigation.  This Agreement is the product of informed negotiations and compromises of previously stated legal positions.  Nothing contained in this Agreement shall be construed as an admission by any Party as to the merit or lack of merit of any particular claim or defense.  Any statements made in the course of negotiations have been and shall be without prejudice to the rights of the Parties in any disputes or transactions with any other person or entity not party to this Agreement, and shall remain confidential pursuant to Federal Rule of Evidence 408.  All Parties agree not to disparage any other Party or any terms of this Agreement, including the condition or value of any transfers under this Agreement.

16.                                     Confidentiality.  This Agreement, the Settlement Amount, and the terms and conditions of the Agreement are confidential to the Parties, and the Parties shall not publish, reproduce, transmit or disclose any of the information contained in this Agreement to any third parties.  With respect to third parties, however, the Parties may disclose and acknowledge the fact that the Action has been settled and mutually resolved.  Moreover, nothing in this Agreement is in any way intended to prevent, or prevents, the Parties from disclosing this Agreement, the Settlement Amount, and the terms and conditions of the Agreement to their accountants, attorneys, insurers, shareholders, or anyone to whom such disclosure is required by, or necessary for compliance with, state or federal law or regulations, or other legal and/or contractual obligations.

17.                                     Governing Law and Venue.  This Agreement shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of Nevada.  Each Party agrees that in the event a dispute arises as to the validity, scope, applicability, or enforceability of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney’s fees.  Further, any action or other proceeding relating in any way to this Agreement, including but not limited to any action initiated to construe or enforce any of the provisions of this Agreement, shall be filed exclusively in the United States District Court for the District of Nevada.

18.                                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original as against any Party who signed it, and all of which shall constitute one and the same document.  Further, the Parties agree that facsimile and/or e-mail signatures of each Party shall be deemed original signatures and shall be binding on the Party whose signature is by facsimile and/or e-mail as if it were their original signature.

19.                                     Construction.  The headings of the sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.  It is understood and acknowledged that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its counsel has participated in the drafting of this Agreement.

20.                                     Authorization to Execute Agreement.  Each individual who executes this Agreement on behalf of any Party represents and warrants that the individual does so with the knowledge and express approval and authorization of the Party on whose behalf the individual executes this Agreement.

21.                                     Amendment of this Agreement.  This Agreement and its terms, provisions, covenants and conditions may not be amended, changed, altered, modified or waived except by an express instrument in writing signed by each and every one of the Parties.

22.                                     No Waiver of Breach.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the Party waiving the breach.

23.                                     Disputes.  Prior to any Party commencing any formal proceeding arising from a dispute or controversy under this Agreement, its Exhibits or any related agreements thereto, the Parties shall make a good faith attempt and use all reasonable efforts to resolve such dispute or controversy through negotiation.

SIGNATURE PAGES TO FOLLOW

BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS READ THIS ENTIRE AGREEMENT CAREFULLY AND UNDERSTANDS EACH OF THE TERMS AND PROVISIONS SET FORTH HEREIN.

This Agreement shall not become effective until it has been executed by all Parties and approved by their respective counsel.  This Agreement consists of nine (9) pages, including signature pages.

TARA MINERALS CORP.

By:    /s/ Francis R. Biscan Jr.
Name: Francis R. Biscan Jr.
Title: President

AMERICAN METAL MINING, S.A. DE
C.V.

By:    /s/ Ramiro Trevizo
Name:  Ramior Trevizo
Title:  President

JEFFREY HOLT

By:    /s/ Jeffrey Holt
Name:  Jeffrey Holt

TOM CLARIDGE

By:   /s/ Tom Claridge
Name:  Tom Calridge

STEVE EADY

By:  /s/ Steve Eady
Name: Steve Eady

CARNEGIE MINING AND
EXPLORATION, INC.

By:   /s/ Timothy Barton
Name:  Timothy Barton
Title: Authorized Agent

CME OPERATIONS, LLC

By:    /s/ Michael Matthews
Name: Michael Matthews
Title: Managing Member

HARSCO CORPORATION

By:    /s/ Samuel Romaknsky
Name:  Samuel Romakinsky
Title: Senior Litigation Counsel

PITTSBURGH MINERAL &
ENVIRONMENTAL TECHNOLOGY,
INC.

By:  /s/ William F. Sutton
Name: William F. Sutton
Title: Executive Vice President